Exhibit 10.1(h)

EMPLOYMENT AGREEMENT

This Agreement (the "Agreement") is effective as of the 1st day of January 2021 (“Effective Date”) by and between, BERNARD COHEN (the "EMPLOYEE"), and AMARILLO BIOSCIENCES, INC., a Texas Corporation ("EMPLOYER").

RECITALS

WHEREAS, the EMPLOYER is in need of assistance in the area of a VICE PRESIDENT - ADMINISTRATION; and

WHEREAS, EMPLOYEE has agreed to perform work for the EMPLOYER;

NOW, THEREFORE, the parties hereby agree as follows:

1.
EMPLOYEE's Services. EMPLOYEE shall serve as a FULL-TIME, EXEMPT, AT-WILL EMPLOYEE and will work from the EMPLOYER’s office in Amarillo, Texas and/or at other locations as directed by the EMPLOYER. EMPLOYEE shall be responsible for complying and implementing the EMPLOYER’s programs, policies, and projects as summarized in Exhibit “A” of this Agreement ("Scope of Work") and as may be otherwise needed and requested by EMPLOYER. This contract is for the personal services of the EMPLOYEE and shall not be assigned by the EMPLOYEE to any other person or entity.

2.
Consideration.

A.           EMPLOYEE Salary. In consideration of the Services to be performed by EMPLOYEE under this Agreement the EMPLOYER will pay EMPLOYEE the following:

(i) Monthly Salary: A monthly salary payable to EMPLOYEE in the amount of $5,833.33, payable bi-monthly;

(ii) Monthly Stock Grant: $1,000 per month payable in shares of ABI’s unregistered, voting common stock, such shares being priced at the average of all trading day closing quotes on the OTC-BB for the month preceding date of issuance and such shares to be issued on February 1, 2021, March 1, 2021 and April 1, 2021 (or as soon as thereafter practicable);

(iii) EMPLOYEE benefits: Pursuant to the ABI employee benefits plan or policy which may include hospital, surgical, medical, dental, group life insurance or other benefits on terms at least as favorable as those accorded to other employees of ABI, subject to insurability and the execution of any agreement required therefor.

B.           Expenses.  Each year, and from time to time, the EMPLOYER will establish a budget for operating its programs and EMPLOYEE shall be bound by the purposes and amounts for any such budget decision. In the event that EMPLOYEE expends her own funds for pre-approved and reimbursable expenses, EMPLOYEE will submit for EMPLOYER’s review and pre-approval original receipts and a written reimbursement request detailing reimbursable expenses. If the EMPLOYER provides a credit or debit card any use of the same shall be limited to the EMPLOYER’s pre-approved budget and for EMPLOYER business only. EMPLOYEE shall submit a monthly written expense report including original receipts.

ABI – BERNARD COHEN Employment Agreement – Effective January 1 2021
Initials: EMPLOYER _________; EMPLOYEE __________

3.
EMPLOYEE Relationship. Nothing contained herein or any document executed in connection herewith, shall be construed to create a partnership or joint venture relationship between the EMPLOYER and EMPLOYEE.

4.
Term. This Agreement shall be effective for three (3) months commencing January 1, 2021 through March 31, 2021. Either party may terminate this Agreement upon the earlier of: (i) ten (10) days prior written notice for termination without cause and for the convenience of either party, (ii) immediately if EMPLOYER terminates this Agreement for cause which includes, but is not limited to, breach of any of the agreements and covenants in this Agreement, acts of dishonesty, malfeasance, misfeasance, negligence, or material misrepresentation, or (iii) immediately upon written notice of the date that EMPLOYEE retires.

5.
Competent Work. All work will be done in a competent fashion and all services are subject to final approval by an authorized representative of the EMPLOYER prior to payment. In the event that the work-product or reports of EMPLOYEE do not meet the standards and requirements of the EMPLOYER, the EMPLOYER may issue a “Stop Work Order” and EMPLOYEE shall cease any and all activity specified in such notice until such time that the Parties agree to continue or terminate EMPLOYEE’s performance EMPLOYEE services.

6.
Representations and Warranties. The EMPLOYEE will make no representations, warranties, or commitments that bind the EMPLOYER without the consent of the Board of Directors of the EMPLOYER. Furthermore, U.S. law requires companies to employ only individuals who may legally work in the United States – either U.S. citizens, or foreign citizens who have the necessary authorization. EMPLOYEE represents that her employment with the EMPLOYER is in compliance with U.S. law. EMPLOYEE represents that all communications during the course of hiring, including EMPLOYEE’s resume / curriculum vitae and references, are true and correct. Any breach of this section shall be cause for immediate termination and cancellation of this Agreement. The EMPLOYER is hereby authorized to verify, at any time, any representation made by EMPLOYEE to induce the EMPLOYER to enter into this Agreement.

7.
No Waiver. Failure to invoke any right, condition, or covenant in this Agreement by either Party shall not be deemed to imply or constitute a waiver of any rights, condition, or covenant and neither Party may rely on such failure.

8.
Notices.  For Notices required under this Agreement (other than written reports and routine business communications) shall be deemed effective when (a) personally delivered or deposited, postage prepaid, in the first class mail of the United States properly, (b) delivered by facsimile or electronic mail and addressed to the appropriate party at the address set forth below:

ABI – BERNARD COHEN Employment Agreement – Effective January 1 2021
Initials: EMPLOYER _________; EMPLOYEE __________

Notices as to EMPLOYEE:

Bernard Cohen
VP - Administration
Amarillo Biosciences, Inc.
4134 Business Park Drive
Amarillo, Texas 79110
Phone:  806-376-1741  Ext. 16
Fax:        806-376-9301
Email: bcohen@amarbio.com

Notices to the EMPLOYER:

Dr. Stephen Chen, Chairman, President, CEO and CFO
Amarillo Biosciences, Inc. Taiwan Branch
7F., No. 47, Ln. 77, Sec. 2, Zhongshan N. Rd., Zhongshan Dist.,
Taipei City 104, Taiwan (R.O.C.).
Email: stcacts@amarbio.com

With Copies to:

Jun Y. Lee
468 North Camden Drive, 2nd Floor
Beverly Hills CA 90210
Fax: 213-607-3105
Email: junylee@gmail.com

9.
EMPLOYER Supervisor. Supervision will be provided to the EMPLOYEE on an as-needed basis. The EMPLOYEE’s primary supervisor for contract compliance shall be designated by the EMPLOYER.

10.
Enforceability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the reminder of the Agreement shall remain in full force and effect and shall in no way be impaired

11.
Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the Parties with regard to the subject matter hereof, and replaces and supersedes all other agreements or understandings, whether written or oral. No amendment or extension of this Agreement shall be binding unless in writing and signed by both Parties. EMPLOYEE agrees to the attached Exhibit “A” (“Scope of Work”), Exhibit “B” (Standard Terms and Conditions). EMPLOYEE shall strictly comply with any and all policies, procedures, standards and other requirements determined by EMPLOYER.

12.
Conditions Precedent. Execution of all of the following agreements are conditions precedent for the enforceability of this Agreement, are material terms of this Agreement and are incorporated herein by this reference: Settlement Agreement and Mutual General Release and Intellectual Property Assignment Agreement, in a form and content satisfactory to EMPLOYER.

ABI – BERNARD COHEN Employment Agreement – Effective January 1 2021
Initials: EMPLOYER _________; EMPLOYEE __________

13.
Binding Effect, Assignment. This Agreement shall be binding upon and shall inure to the benefit of EMPLOYEE and the EMPLOYER and to the extent applicable each Party’s heirs, successors and assigns. Assignment of any right or obligation under this Agreement is expressly prohibited without the prior written consent of both Parties.

14.
Governing Law, Severability. This Agreement shall be governed by the laws of the State of Texas, irrespective of its Choice of Law rules. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above:

	Amarillo Biosciences, Inc.		EMPLOYEE:
By:	/s/ John Junyong Lee	By:	/s/ Bernard Cohen
	John Junyong Lee		Bernard Cohen
Secretary

Date:	12/31/2020	Date:	12/31/2020

ABI – BERNARD COHEN Employment Agreement – Effective January 1 2021
Initials: EMPLOYER _________; EMPLOYEE __________

EXHIBIT “A”

SCOPE OF WORK

1.
Investor Relations
2.
Federal and state securities compliance and reportings
3.
Support to EMPLOYER consultants, consultants, attorney(ies) and vendors
4.
Support to EMPLOYER Chairman, President, CEO and CFO (and designees)
5.
Support to EMPLOYER Board of Directors
6.
Support to EMPLOYER Treasurer and Bookkeeper
7.
Daily Administrative Duties

a.
Take and transmit telephone and electronic messages
b.
Manage mail, distributing it to the appropriate parties; forwarding deposits to the appropriate party or making the deposit, as instructed
c.
Keep detailed records of activities and provide a summary each month; prepare for the supervisor a weekly summary of activities and anticipated activities for the next several weeks
d.
Update shareholder and other records
e.
Update legal, operational, financial and accounting records
f.
Manage federal, state, and local legal, regulatory, and accounting compliance
g.
Maintain a professional and welcoming office

ABI – BERNARD COHEN Employment Agreement – Effective January 1 2021
Initials: EMPLOYER _________; EMPLOYEE __________

EXHIBIT “B”

STANDARD TERMS AND CONDITIONS

These Standard Terms and Conditions are made and incorporated by this reference in the EMPLOYEE AGREEMENT (“Agreement”) attached hereto.

1.0
PROTECTION OF EMPLOYER INFORMATION AND PROPERTY

1.1
Trade Secrets. EMPLOYEE hereby agrees and covenants not to disclose to third-parties or otherwise use to the detriment of EMPLOYER any of the EMPLOYER’s data, forms, processes, procedures, business plans or information, and methods of operation whether or not marked “confidential” or “trade secret”, and all of the foregoing is agreed to treated as confidential and trade secrets of EMPLOYER by EMPLOYEE.

1.2
Intellectual Property. EMPLOYEE shall immediately cease and desist using any of EMPLOYER’s trade name, trade and service marks, and any other intellectual or intangible property (whether or not registered) upon termination of this Agreement. Any original works, as that term is defined under the U.S. Copyright laws, that are created by EMPLOYEE in the performance of this Agreement is agreed to be a “work made for hire” and shall vest ownership to EMPLOYER upon creation. Any other intellectual property created by EMPLOYEE that is not subject to the copyright laws, are made by EMPLOYEE for the exclusive benefit of EMPLOYER and EMPLOYEE hereby grants to the EMPLOYER an irrevocable, exclusive, unlimited, and royalty-free license to EMPLOYER for such works.

1.3
Use of Trade Equipment. EMPLOYEE agrees and covenants that its use of EMPLOYER’s trade equipment, inclusive of EMPLOYER’s information technology, computer, and communications systems, is for the exclusive benefit and purpose of further EMPLOYER’s business. EMPLOYEE further agrees that any personal use of EMPLOYER’s trade equipment is not permitted.

2.0
EMPLOYEE’S DUTIES UPON TERMINATION.

2.1
Return of EMPLOYER Property. Upon termination, EMPLOYEE shall immediately return to EMPLOYER any and all data, information, computer records and data, business records and files, and any other document, record, trade equipment, supplies, keys, modes of access, or any other material that was furnished by or work products (including digital photographs, data, worksheets, draft and final work product versions) created for the EMPLOYER during the term of the Agreement. All of the foregoing shall at all times by conclusively owned by the EMPLOYER and shall be returned and submitted to the EMPLOYER at the conclusion of each task or sub-task assigned under the Agreement. No files, documents, or other materials will be removed from the EMPLOYER office to perform the scope of work under this Agreement.

ABI – BERNARD COHEN Employment Agreement – Effective January 1 2021
Initials: EMPLOYER _________; EMPLOYEE __________

2.2
Termination of Right of Access. Upon termination, EMPLOYEE’s right of access to EMPLOYER’s information technology, computer and communications systems, trade equipment, business premises, records, files and any other property of EMPLOYER shall be automatically terminated without further notice.

2.3
Transfer of Business Assignments. EMPLOYEE agrees that upon termination, EMPLOYER has the unlimited right to assign any of EMPLOYEE’s projects, assignments, or other matters (in whole, or in part) to another person or entity as solely determined by EMPLOYER. EMPLOYEE hereby understands and agrees that EMPLOYEE does not have any property interest whatsoever in any of the projects, assignment, business relationships, intangible and tangible property, and any other matter made, created, or performed during the term of this Agreement.

3.0
MISCELLANEOUS PROVISIONS.

3.1
Exclusive and Binding Arbitration. THE PARTIES AGREE TO BINDING ARBITRATION AS THE EXCLUSIVE DISPUTE RESOLUTION FORUM TO SETTLE AND RESOLVE ANY AND ALL DISPUTES ARISING FROM THE AGREEMENT AND THE EMPLOYER-EMPLOYEE RELATIONSHIP BETWEEN THE PARTIES. IT IS FURTHER AGREED THAT TEXAS LAW SHALL GOVERN THIS AGREEMENT (IRRESPECTIVE OF ITS CONFLICT OF LAW RULES), AND THAT THE JURISDICTION AND VENUE FOR BINDING ARBITRATION SHALL BE THE CITY OF DALLAS, STATE OF TEXAS. THE PARTIES AGREE TO UTILIZE JAMS MEDIATION AND ARBITRATION SERVICES TO SETTLE ALL DISPUTES. THE PARTIES EXPRESSLY AGREE TO WAIVE THEIR RIGHTS TO A JURY TRIAL.

3.2
Injunctive and Equitable Relief. Notwithstanding Section 3.1, EMPLOYEE also agrees that any breach by EMPLOYEE of Sections 1.0 and 2.0 of this Agreement, including such sub-parts, would create irreparable and immediate harm to EMPLOYER and as such EMPLOYEE consents to any injunctive or equitable relief that may be available to EMPLOYER.

3.3
Attorney’s Fees and Costs. The prevailing party under any dispute shall be entitled to its reasonable attorney’s fees and costs, including costs of investigation of such dispute.

3.4
Collection of Claims. In the event that EMPLOYEE adjudged the prevailing party in any action, EMPLOYEE hereby agrees that her sole source to satisfy any judgment shall be the operating checking account of the EMPLOYER. EMPLOYEE expressly waives any rights to seek collection of any judgment against EMPLOYER’s intellectual property rights or interests.

ABI – BERNARD COHEN Employment Agreement – Effective January 1 2021
Initials: EMPLOYER _________; EMPLOYEE __________

3.5
Survival. This Agreement shall survive and inure to the benefit of the successors, assigns, heirs, and/or estates of the parties.

3.6
Statute of Limitations. Notwithstanding any statutory or common-law rule to the contrary, the parties agree that any right of action must be commenced within one (1) year of the act, omission, event, or circumstance that gave rise to such cause of action.

3.7
Liquidated Damages; Settlement, Release and Discharge of EMPLOYER. The parties agree that the extent and cost for injury, damage, or other adverse impacts to EMPLOYEE under this Agreement is difficult to determine and speculative. In the interest of settling any claims against EMPLOYER expeditiously, the EMPLOYER may elect to pay EMPLOYEE liquidate damages and terminate this Agreement. EMPLOYEE hereby agrees to this liquidated damages clause and shall settle, release and discharge EMPLOYER from any and all liabilities upon EMPLOYER’s payment. As such, the parties expressly agree that the extent of EMPLOYER’s liability to EMPLOYEE for injury, damage, or other adverse impact, whether incurred during the course of performance of this Agreement or arising from wrongful termination or other breach of this Agreement by EMPLOYER shall be (2) months Salary. These provisions and waiver shall apply to any claims, whether known by EMPLOYEE, and do include an express waiver of any reservation of rights under Section 1542 of the California Civil Code which reads as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOW BY HIM MUCH HAVE MATERIALLY AFFECTED HER SETTLEMENT WITH THE DEBTOR.”

3.8
Pro-rated Salary and Medical Contribution. In the event this Agreement is terminated prior to the expiration of the Term, any salary, stock grants, benefits, and/or medical contribution payments due EMPLOYEE shall be equitably adjusted and pro-rated.

ABI – BERNARD COHEN Employment Agreement – Effective January 1 2021
Initials: EMPLOYER _________; EMPLOYEE __________